Exhibit (a)(4)(ii)

February 28, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CC Real Estate Income Fund-T (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4)(i) of Form N-CSR of CC Real Estate Income Fund-T dated February 28, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
New York, New York

Attachment